                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                             ESG RE LIMITED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                 ESG RE LIMITED

                                16 CHURCH STREET
                                HAMILTON, HM 11
                                    BERMUDA

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 8, 2000

To the Shareholders:

    The Annual General Meeting of Shareholders of ESG Re Limited (the "Company") will be held at 9:00 a.m., Monday, May 8, 2000, at the Waterloo House, 100 Pitts Bay Road, Pembroke, HM08 Bermuda, for the following purposes:

    1. To elect one Class 1 director to serve until the 2001 Annual General Meeting of Shareholders, two Class 2 directors to serve until the 2002 Annual General Meeting of Shareholders, and three Class 3 directors to serve until the 2003 Annual General Meeting of Shareholders and, in each case, to hold office until their successors are duly elected and qualified;

    2. To ratify the appointment of Deloitte & Touche, independent auditors, as the Company's auditors for the ensuing year ending with the 2001 Annual General Meeting of Shareholders and to refer the determination of auditors' remuneration to the Board of Directors;

    3. To vote on a shareholder proposal recommending the initiation of discussions with possible purchasers relating to an acquisition of the Company; and

    4. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

    Shareholders of record at the close of business on Wednesday, March 15, 2000, will be entitled to receive notice of, and to vote at, the meeting.

    All shareholders are cordially invited to attend the Annual General Meeting.

                                          By order of the Board of Directors
                                          Margaret L. Webster
                                          Corporate Secretary

Hamilton, Bermuda
April 3, 2000

WE NEED YOUR PROXY VOTE IMMEDIATELY. A SHAREHOLDER MAY THINK HIS VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE ANNUAL GENERAL MEETING OF SHAREHOLDERS WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED. IN THAT EVENT, THE COMPANY WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE COMPANY TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

                                PROXY STATEMENT

                                 ESG RE LIMITED
                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                  MAY 8, 2000

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of ESG Re Limited (the "Company") from holders of the Company's common shares, par value $1.00 per share (the "Common Shares"). The proxies will be voted at the Annual General Meeting of Shareholders to be held at 9:00 a.m., Monday, May 8, 2000, at the Waterloo House, 100 Pitts Bay Road, Pembroke, HM08 Bermuda, and at any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. The cost of solicitation of proxies is to be borne by the Company.

    The Board has fixed the close of business on Wednesday, March 15, 2000, as the record date (the "Record Date") for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, an aggregate of 12,260,199 Common Shares were issued and outstanding, each share entitling the holder thereof to one vote on each matter to be voted upon at the Annual Meeting, except that if a person (other than John C Head III and certain affiliates) constructively or beneficially, directly or indirectly, owns more than 9.9% of the voting power of the issued Common Shares, the voting rights with respect to such shares will be limited, in the aggregate, to voting power of 9.9%, pursuant to a formula specified in the Company's Bye-Laws. The presence, in person or by proxy, of the holders of a majority of the Common Shares outstanding (without regard to the limitation on voting referred to above) is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

    It is estimated that proxy materials will be mailed to shareholders of record on or about April 3, 2000. The mailing address for the return of proxies in the enclosed postage paid envelope is c/o Boston EquiServe, P.O. Box 9391, Boston, MA 02205-9969.

    At the Annual Meeting, shareholders of the Company will be asked to
(i) elect one director to serve on the Board until the completion of a one year term (a Class 1 director), elect two directors to serve on the Board until the completion of a two year term (Class 2 directors) and elect three directors to serve on the Board until the completion of three-year terms (Class 3 directors),
(ii) ratify the appointment of Deloitte & Touche, independent auditors, as the Company's auditors for the ensuing period ending with the 2001 Annual General Meeting of Shareholders and to refer the determination of the auditors' remuneration to the Board of Directors, (iii) vote on a shareholder proposal recommending the initiation of discussions with possible purchasers relating to an acquisition of the Company, and (iv) transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

    All matters referenced in this Proxy Statement upon which shareholders are called to vote will be decided by a plurality of votes cast.

    A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 is being mailed to shareholders together with this Proxy Statement.

                          SOLICITATION AND REVOCATION

    PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY, OR ON BEHALF OF, THE BOARD OF DIRECTORS OF THE COMPANY. THE PERSONS NAMED IN THE FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. Such persons designated as proxies are (i) the Chairman of the Board and Chief Executive Officer and
(ii) the Deputy Chairman of the Board of the Company. A shareholder desiring to appoint some other person to represent him at the Annual Meeting may do so either by inserting such person's name in the blank space provided on the enclosed proxy card, or by completing another form of proxy and, in either case, delivering the completed proxy to the address indicated above before the time of the Annual Meeting. It is the responsibility of the shareholder appointing some other person to represent him to inform such person of this appointment.

    Common Shares represented at the Annual Meeting by a properly executed and unrevoked proxy will be voted in accordance with instructions made thereon, or if no instructions are noted, the proxy will be voted in favor of the nominees for directors as set out in this Proxy Statement and in favor of the ratification of appointment of Deloitte & Touche as independent auditors and will not be voted on the shareholder proposal, all as more specifically set forth in the Notice of Annual Meeting. If a shareholder appoints a person other than the persons named in the proxy to represent him, such person must vote the shares in respect of which he is appointed proxy holder in accordance with the directions of the shareholder appointing him. A submitted proxy is revocable by a shareholder at any time prior to it being voted provided that such shareholder gives written notice to the Company at or prior to the Annual Meeting that such shareholder intends to vote in person or by submitting a subsequently dated proxy. Attendance at the Annual Meeting by a shareholder who has given a proxy shall not in and of itself constitute a revocation of such proxy.

    Abstentions and "non-votes" will be counted as present in determining the existence of a quorum. (A "non-vote" occurs when a nominee (typically, a broker-dealer) holding shares for a beneficial owner attends a meeting with respect to such shares (in person or by proxy) but does not vote on one or more proposals because the nominee does not have discretionary voting power with respect thereto and has not received instructions from the beneficial owner.) The affirmative vote of a plurality of the shares present or represented by proxy and voting on the matters in question at the Annual Meeting will be required to elect the nominees for election as directors, for the ratification of Deloitte & Touche as independent auditors of the Company, and for adoption of the shareholder proposal. Therefore, abstentions and "non-votes" will not have the effect of votes in opposition to the election of a director or "no" votes on the proposed ratification of the selection of the independent auditors of the Company or adoption of the shareholder proposal.

    Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Shares held of record by such persons and entities.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    In accordance with the Bye-Laws of the Company, the Board is divided into three classes, each class serving for a three year term, and which classes are to be evenly distributed. Due to retirements and resignations in the last several months, the directors are no longer evenly distributed among the classes.

    The current Board of Directors is divided into three classes with membership as follows:

Class 1                John C Head III             Term expires at the 2001 Annual General Meeting

Class 2                Gerald Moller(1)            Term expires at the 2002 Annual General Meeting

Class 3                Steven H. Debrovner         Term expires at the 2000 Annual General Meeting
                       David L. Newkirk
                       Edward A. Tilly

------------------------

(1) Mr. Moller was initially appointed by the Board of Directors in July 1999 to fill a vacancy created on the Board of Directors. Under the Company's Bye-laws, the initial term of any director appointed by the Board expires at the next regular Annual General Meeting. As a result, Mr. Moller is required to stand for re-election at the 2000 Annual General Meeting.

    With this situation in mind, and with the consent of the affected directors, the Board is proposing the following nominees for election at this meeting:

Class 1                Gerald Moller               Term expires at the 2001 Annual General Meeting

Class 2                Edward A. Tilly             Term expires at the 2002 Annual General Meeting
                       David Charles Winn

Class 3                Steven H. Debrovner         Term expires at the 2003 Annual General Meeting
                       Isao Kuzuhara
                       David L. Newkirk

    Mr. Moller has accepted nomination to Class 1 and Mr. Tilly has accepted nomination to Class 2. Messrs. Winn and Kuzuhara are new nominees and have accepted nomination to Class 2 and Class 3, respectively. Mr. Head will continue to serve the remainder of his term in Class 1.

    The respective ages, positions with the Company, business experience, directorships in other companies and Board committee memberships of all Nominees for election and of the continuing director are set forth below.

    Each Proxy will be voted in accordance with the directions thereon or, if no directions are indicated, in favor of election of all directors named below whose election has been proposed and recommended by the Board of Directors. The presence, in person or by proxy, of a majority of the outstanding Common Shares is required for a quorum for the election of directors at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. Election of directors at the Annual Meeting will be decided by a plurality of votes cast. The individual nominees (each, a "Nominee" and collectively, the "Nominees") are listed below. Each Nominee has consented to be named in this Proxy Statement and has agreed to serve as a Board member if elected. If any Nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying Proxy will vote for such other nominee, if any, in their discretion as may be recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

NOMINEES:

NAME                                                       AGE                    POSITION
----                                                     --------                 --------
CLASS 1 DIRECTOR--TO SERVE UNTIL THE 2001 ANNUAL
GENERAL MEETING

Gerald Moller                                               56          Director, Chief Executive
                                                                        Officer--Health
  Gerald Moller joined the Company as Chief Executive
  Officer of its Health Division on July 1, 1999. Prior
  thereto Dr. Moller was head of marketing and
  development for Pharma, Roche and a member of the
  executive committee of Hoffman La Roche, in Basel,
  from April 1998 to December 1998. From May 1995 to
  March 1998, he was Chief Executive Officer of
  Boehringer Mannheim Group, Amsterdam, and a member of
  the Board of Corange Ltd., Bermuda. He served as
  Chief Executive Officer of Boehringer Mannheim
  Therapeutics, Mannheim, from May 1994 to May 1995.
  Dr. Moller also serves as Director and Chairman of
  Morphosys AG in Munich.

CLASS 2 DIRECTORS--TO SERVE UNTIL THE 2002 ANNUAL
GENERAL MEETING

Edward A. Tilly (1)(2)                                      56          Director

  Edward A. Tilly was appointed by the Board to serve as Deputy Chairman in September 1999. Mr. Tilly has served as a director of the Company since December
  1997. He is the former Chairman and Chief Executive of the Consolidated Financial Insurance group of companies, which are subsidiaries of General Electric
  Company where he served since 1994. Between 1989 and 1994, Mr. Tilly was Chairman and Chief Executive of
  Financial Insurance Group.

David Charles Winn                                          50          Director

  David Charles Winn is Executive, Financial Services,
  Business Innovations Services, IBM Personal Computer
  Company for Europe, Middle East and Africa ("EMEA"), a position he has held since September 1999. From
  June 1997 to September 1999 he served as Vice
  President, Marketing, of EMEA, and was General
  Manager of EMEA from January 1995 to June 1997.

NAME                                                       AGE                    POSITION
----                                                     --------                 --------
CLASS 3 DIRECTORS--TO SERVE UNTIL THE 2003 ANNUAL
GENERAL MEETING

Steven H. Debrovner                                         62          Director, Chief Executive
                                                                        Officer--Reinsurance
  Steven H. Debrovner has served as a director of the
  Company since February 1998. He served as the Chief
  Operating Officer from the inception of the Company
  until November 1998 and is currently serving as the
  Chief Executive Officer--Reinsurance. Mr. Debrovner
  co-founded ESG Germany in 1993. Prior thereto, Mr.
  Debrovner served as the head of marketing for all
  non-life business at CIGNA Worldwide headquarters in
  Philadelphia from 1987 to 1993. In 1974, Mr.
  Debrovner created the European accident and health
  activities for AFIA and, subsequently, CIGNA. Mr.
  Debrovner began his insurance underwriting experience
  with American International Group, Inc. in 1967.

Isao Kuzuhara                                               62          Director

  Isao Kuzuhara is retired from and is currently serving as a non-executive advisor to The Dai-Tokyo
  Fire & Marine Insurance Company Ltd. ("Dai-Toyko").
  Mr. Kuzuhara retired as Senior Managing Director of
  Dai-Tokyo in June 1998, a position he had held since
  June 1991. Mr. Kuzuhara served as a Director of
  Dai-Tokyo from 1983 to 1998.

David L. Newkirk (1)(2)                                     47          Director

  David L. Newkirk is Director of European Operations for Booz-Allen & Hamilton International, Inc. ("BAH") and has been Vice President of BAH and various of its wholly-owned subsidiaries since 1991. Mr. Newkirk has served as a director of the Company since December
  1997.

CONTINUING DIRECTOR:

John C Head III (2)                                         51          Chairman of the Board and
                                                                        Chief Executive Officer
  John C Head III has served as Chairman of the Board
  since the inception of the Company and is a member of
  the Compensation Committee. He was appointed Chief
  Executive Officer of the Company in September 1999
  upon the resignation of Wolfgang M. Wand. Mr. Head
  has been a Managing Member of Head & Company L.L.C.,
  an investment banking firm specializing in the
  insurance industry, since 1987. Mr. Head is also a
  director of PartnerRe Ltd., FFTW, Inc. and other
  private companies.

------------------------

(1) Member of the Company's Audit Committee.

(2) Member of the Company's Compensation Committee.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
                       OF THE SIX DIRECTORS NAMED ABOVE.
                          THE BOARD AND ITS COMMITTEES

    The Board of Directors has established an Audit Committee and a Compensation Committee, each of which reports to the Board of Directors. The Audit Committee consists of Messrs. Newkirk and Tilly. The Compensation Committee consists of Messrs. Head, Tilly and Newkirk. The Board of Directors is responsible for, among other things, the nomination of additional directors.

    The Audit Committee oversees the financial reporting process and the internal control structure of the Company and establishes standards for review of the Company's compliance with applicable accounting and regulatory requirements. The Audit Committee meets with management and with the Company's independent auditors to review matters relating to the quality of financial reporting and internal accounting control, including the nature, extent and results of their audits, and otherwise maintains communications between the Company's independent auditors and the Board of Directors. The Audit Committee met four times in 1999.

    On December 23, 1999, the Securities and Exchange Commission issued SEC Release No. 34-42266 adopting new requirements for corporate audit committees. In addition, during 1999, the National Association of Securities Dealers, Inc., the regulating body for Nasdaq, on which the Company's shares are traded, also adopted amended rules for traded companies which relate to audit committees. The Audit Committee has reviewed the SEC Release and the amended NASD listing standards and intends to comply with both within the timeframes for compliance set out in each.

    The Compensation Committee oversees all compensation matters for executive officers and the Board of Directors and reviews the performance of executive officers of the Company. The Compensation Committee is also responsible for all forms of noncurrent monetary compensation, including the administration of the Non-Management Directors' Compensation and Option Plan and the Company's 1997 Stock Option Plan and 2000 Restricted Stock Plan. The Compensation Committee met five times in 1999.

    In September 1999, the Board created a Special Committee of non-management directors to review and recommend compensation for John C Head III as the newly-appointed Chief Executive Officer and for Edward A Tilly as Deputy Chairman. Messrs. Morse, Newkirk and Poutsiaka served on this committee. The results of this Committee's review and recommendations are set out under "Executive Compensation" with respect to Mr. Head and under "Compensation of Directors" with respect to Mr. Tilly. The Special Committee met once in 1999.

    To date in 2000, the Board of Directors has met once, on February 25, 2000. In 1999, the Board of Directors met on February 25, 1999, May 7, 1999,
August 10, 1999, and November 8, 1999. All directors attended 100% of these meetings.

   INFORMATION REGARDING THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                            MANAGEMENT AND DIRECTORS

    The table below sets forth the beneficial ownership of Common Shares, Class A Warrants, vested Class B Warrants and vested options by all persons who beneficially own 5% or more of the Common Shares and by all directors and executive officers of the Company as of March 15, 2000.

                                                           AMOUNT AND NATURE OF              PERCENT
NAME OF BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP(1)            OF CLASS
------------------------                                  -----------------------            --------
John C Head III.........................................         4,392,606(2)(4)(5)            35.8%

Madie Ivy...............................................         3,692,457(3)(4)(5)            30.1%
  1330 Avenue of the Americas
  New York, New York 10019

HMI Partners L.L.C......................................         1,815,672(4)                  14.8%
  1330 Avenue of the Americas
  New York, New York 10019

Heracles-B L.P..........................................         1,815,672(4)                  14.8%
  1330 Avenue of the Americas
  New York, New York 10019

Vicuna Advisors LLC.....................................         1,322,000(6)                  10.8%
  C/o Kenneth F. Cooper
  230 Park Avenue, 7(th) Floor
  New York, New York 10169

ESG Partners (Bermuda) L.P..............................           916,143(5)                   7.5%
  1330 Avenue of the Americas
  New York, New York 10019

Heracles ESG L.L.C......................................           916,143(5)                   7.5%
  1330 Avenue of the Americas
  New York, New York 10019

HPB Associates, L.P.....................................           912,500(7)                   7.4%
  888 Seventh Avenue
  New York, New York 10106

Goldman Sachs Asset Management..........................           778,800(8)                   6.4%
  One New York Plaza
  New York, New York 10004

Steven H. Debrovner.....................................           362,150(9)                   3.0%

Wolfgang M. Wand........................................           230,910(10)                  1.9%

Edward A. Tilly.........................................           157,000(11)                  1.3%

Joan H. Dillard.........................................           134,075(12)                  1.1%

David L. Newkirk........................................            59,000(13)                    *

Margaret L. Webster.....................................            44,650(14)                    *

Gerald Moller...........................................            18,750(15)                    *

Renate Nellich..........................................             1,000(16)                    *

                                                           AMOUNT AND NATURE OF              PERCENT
NAME OF BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP(1)            OF CLASS
------------------------                                  -----------------------            --------
Isao Kuzuhara...........................................               -0-                        *

David Charles Winn......................................               -0-                        *

All directors and executive officers (10 persons).......         5,192,281(1)                  42.4%

------------------------

*  Denotes beneficial ownership of less than 1%.

(1) Assumes the exercise of Class A Warrants and vested Class B Warrants, but not unvested Class B Warrants (which are subject to certain performance criteria) and includes all Options vested or vesting within 60 days.

(2) Includes (a) 8,785 Common Shares, Class A Warrants to purchase 885 Common Shares and Options to purchase 350,000 Common Shares held by Mr. Head;
    (b) 21,196 Common Shares, Class A Warrants to purchase 1,416 Common Shares, and Options to purchase 141,428 Common Shares, held by certain trusts for the benefit of the minor children of Mr. Head and Ms. Ivy; (c) 243,995 Common Shares and Class A Warrants to purchase 16,277 Common Shares held by certain pension plan trusts of Head Company and other entities which are affiliates of HMI Partners L.L.C. of which Mr. Head is a General Partner of the Managing Member; (d) 465,241 Common Shares and Class A Warrants to purchase 61,568 Common Shares held by an affiliate of ESG Partners (Bermuda) L.P. of which Mr. Head is a Managing Member of the General Partner; and
    (e) 350,000 Common Shares awarded March 14, 2000 under the Company's 2000 Restricted Stock Plan, which shares are subject to forfeiture under certain conditions. Mr. Head is married to Ms. Ivy.

(3) Includes (a) 8,636 Common Shares and Class A Warrants to purchase 885 Common Shares held by Ms. Ivy; (b) 21,196 Common Shares, Class A Warrants to purchase 1,416 Common Shares, and Options to purchase 141,428 Common Shares held by certain trusts for the benefit of the minor children of Mr. Head and Ms. Ivy; (c) 243,995 Common Shares and Class A Warrants to purchase 16,277 Common Shares held by certain pension plan trusts of Head Company and other entities which are affiliates of HMI Partners L.L.C. of which Ms. Ivy is a General Partner of the Managing Member; and (d) 465,241 Common Shares and Class A Warrants to purchase 61,568 Common Shares held by an affiliate of ESG Partners (Bermuda) L.P. of which Ms. Ivy is a Managing Member of the General Partner.

(4) Includes 455,457 Common Shares, Class A Warrants to purchase 1,083,975 Common Shares and Class B Warrants to purchase 276,240 Common Shares held by HMI Partners L.L.C., the Managing Member of which is Heracles-B L.P., of which Mr. Head and Ms. Ivy are the General Partners.

(5) Includes 812,505 Common Shares and Class A Warrants to purchase 103,638 Common Shares held by ESG Partners (Bermuda) L.P., the General Partner of which is Heracles ESG L.L.C., of which Mr. Head and Ms. Ivy are the Managing Members.

(6) The Common Shares are owned by the following entities: Vicuna Advisors LLC, a Delaware limited liability company (with shared voting and shared dispositive power over 1,322,000 shares); Vicuna Partners LLC, a Delaware limited liability company (with shared voting and shared dispositive power over 1,322,000 shares); Vicuna Capital I L.P., a Delaware limited partnership (with shared voting and shared dispositive power over 979,100 shares); and WNP Investment Partnership L.P., a Delaware limited partnership (with shared voting and shared dispositive power over 342,900 shares). The source of this information is the Schedule 13G/A dated February 14, 2000 filed by Vicuna Advisors LLC with the Commission.

(7) The Common Shares are owned by the following entities: HPB Associates, L.P., a Delaware limited partnership (with shared voting and shared dispositive power over 912,500 shares); HPB Group, LLC, a Delaware limited liability. (with shared voting and shared dispositive power over 912,500 shares); and Howard P. Berkowitz, a United States citizen (with shared voting and shared dispositive power over 912,500 shares). The source of this information is the Schedule 13G dated September 24, 1999 filed by HPB Associates, L.P. with the Commission.

(8) Goldman Sachs Asset Management is a separate operating division of Goldman, Sachs & Co. They hold sole voting power over 594,900 shares and sole dispositive power over 778,700 shares. The source of this information is the
    Schedule 13G dated February 14, 2000 filed by Goldman Sachs Asset Management with the Commission.

(9) Includes 274,900 Common Shares, of which 41,200 were issued March 14, 2000 under the Company's 2000 Restricted Stock Plan and are subject to forfeiture under certain conditions. These restricted shares will vest as follows: 25% on September 14, 2000; 25% on September 14, 2001; 25% on September 14, 2002; and 25% on September 14, 2003. Mr. Debrovner holds options to purchase 236,500 Common Shares, 81,625 of which are currently exercisable and an additional 5,625 will become exercisable on May 4, 2000. See "Summary Compensation Table."

(10) Represents shares held by Mr. Wand. Mr. Wand resigned from the Company effective September 30, 1999 and relinquished all rights to all stock options held by him.

(11) Includes 5,000 Common Shares. Mr. Tilly holds options to purchase 152,000 Common Shares, all of which are currently exercisable. See "Compensation of Directors."

(12) Includes 80,825 Common Shares, of which 30,600 were issued March 14, 2000 under the Company's 2000 Restricted Stock Plan and are subject to forfeiture under certain conditions. These restricted shares will vest as follows: 25% on September 14, 2000; 25% on September 14, 2001; 25% on September 14, 2002; and 25% on September 14, 2003. Ms. Dillard holds options to purchase 150,500 Common Shares, 48,875 of which are currently exercisable and an additional 4,375 will become exercisable on May 4, 2000. See "Summary Compensation Table."

(13) Includes 7,000 Common Shares owned by Mr. Newkirk's wife for the benefit of their children. Mr. Newkirk disclaims beneficial ownership of all such shares held by his wife. Mr. Newkirk holds options to purchase 52,000 Common Shares, all of which are currently exercisable. See "Compensation of Directors."

(14) Includes 30,900 Common Shares, of which 25,000 were issued March 14, 2000 under the Company's 2000 Restricted Stock Plan and are subject to forfeiture under certain conditions. These restricted shares will vest as follows: 25% on September 14, 2000; 25% on September 14, 2001; 25% on September 14, 2002; and 25% on September 14, 2003. Ms. Webster holds options to purchase 55,000 Common Shares, of which 13,750 are currently exercisable. See "Summary Compensation Table."

(15) Mr. Moller joined the Company on July 1, 1999. He holds options to purchase 75,000 Common Shares, of which 18,750 are currently exercisable. See "Summary Compensation Table."

(16) Represents shares held by Ms. Nellich. Under the terms of the 1997 Stock Option Plan, all vested and unvested stock options were cancelled effective November 5, 1999. See "Summary Compensation Table."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INVESTMENT ADVISORY AGREEMENT

    The Company is party to an investment advisory agreement (the "Investment Advisory Agreement") with Head Asset Management L.L.C. ("Head Asset Management"), an affiliate of Head Company, to supervise and direct the investment of the Company's asset portfolio in accordance with, and subject to, the investment objectives and guidelines established by the Company. Pursuant to the terms of the Investment Advisory Agreement, the Company pays Head Asset Management a fee, payable quarterly in arrears, equal to 0.25% per annum of the first $200 million of assets under its management declining to 0.15% per annum of the assets under its management, in excess of $200 million. The Investment Advisory Agreement may be terminated upon 90 days written notice by Head Asset Management or by the Company upon five days written notice or upon shorter notice upon mutual written agreement by the parties. The Company expensed $495,000 and $549,000 under this agreement for the years ended December 31, 1999 and 1998, respectively.

INDEMNIFICATION FOR CONTINGENT LIABILITIES

    Certain of the former shareholders of ESG Germany who participated in the formation have agreed to indemnify ESG Germany for certain contingent liabilities applicable to activity prior to 1997. Management believes that the likelihood of incurring a loss related to any of those contingent liabilities is remote.

CONSULTING FEE

    No Director, or any firm with which they are affiliated, has rendered services for fees to the Company during 1999.

PURCHASES OF SECURITIES IN THE COMPANY

    Other than as disclosed herein, no Director, or any firm with which they are affiliated, holds securities in the Company.

                             EXECUTIVE COMPENSATION

    The Company's executive compensation policies are formulated by the Compensation Committee of the Board of Directors. The Company maintains a philosophy that compensation of its executive officers should be competitive with similarly situated executives of its competitors and peer companies. In addition, compensation is linked to each executive officer's performance as well as the overall operating performance of the Company.

    Each of Messrs. Head and Debrovner, and Mesdames Dillard and Webster has an employment agreement with the Company, as described below. The base salary component of each executive's compensation is, pursuant to the terms of their employment agreement, subject to annual review by the Compensation Committee. The Compensation Committee may also make discretionary increases in the base salary based on the executive's contribution to the Company. In addition, under the terms of each employment agreement the Compensation Committee may award bonuses to the executive for the prior year.

    Executive officers may also receive grants of stock options under the Company's 1997 Stock Option Plan (the "Stock Option Plan") and 2000 Restricted Stock Plan. Options are granted at a price equal to the fair market value of the Company's Common Shares on the date of the grant. The Board of Directors believes that grants of stock options are an effective means of aligning an executive's compensation with the interests of shareholders, since the value of such options are tied directly to increases in the market value of the Company's Common Shares. The Compensation Committee has sole discretionary authority to interpret the Stock Option Plan and to determine the type of awards to grant, when, if and to whom awards are granted, the number of Common Shares covered by each award and the terms and conditions of the award.

    The 2000 Restricted Stock Plan was approved by the Board of Directors of the Company on February 25, 2000. The purpose of the Plan is to provide an incentive to the officers and certain other key employees of the Company and its affiliates (as determined by the Compensation Committee of the Board of Directors) to contribute to the Company's future success and prosperity by making available to them an opportunity to acquire a proprietary interest or to increase their proprietary interest in the Company and to enhance the ability of the Company and its affiliates to attract and retain qualified individuals upon whom, in large measure, the progress, growth, and profitability of the Company depend. The Compensation Committee has discretionary authority to interpret the 2000 Restricted Stock Plan and to determine the terms of any awards, when, if and to whom awards are granted, and the number of Common Shares covered by each award.

    The Compensation Committee is comprised of the following Board members:

        John C Head III
       Edward A. Tilly
       David L. Newkirk

    The tables which follow summarize compensation paid by the Company and its subsidiaries and certain information regarding options granted to the Company's principal executive officers for the years ended December 31, 1999, 1998 and 1997.

                         SUMMARY COMPENSATION TABLE (1)

                                                           ANNUAL COMPENSATION                         AWARDS
                                                 ----------------------------------------      ----------------------
                                                                                                     NUMBER OF
                                                                             OTHER ANNUAL      ----------------------
NAME AND PRINCIPAL POSITION          YEAR         SALARY        BONUS        COMPENSATION      OPTIONS        RSA(2)
---------------------------        --------      --------      --------      ------------      --------      --------
John C Head III (3)                  1999        $      1      $      1        $ 26,666        425,000         100
Chairman of the Board and            1998             n/a           n/a             n/a         30,714         -0-
Chief Executive Officer              1997             n/a           n/a             n/a         35,714         -0-

Steven H. Debrovner (7)              1999        $300,000      $ 50,000(4)     $120,000         50,000         100
Chief Executive Officer--            1998        $300,000      $175,000(5)     $ 14,004         22,500         -0-
Reinsurance                          1997        $270,417      $ 28,746(6)     $ 19,446         90,000         -0-

Joan H. Dillard (8)                  1999        $250,000      $ 40,000(4)     $100,947         30,000         100
Chief Financial Officer              1998        $203,789      $125,000(5)     $ 15,733         62,500         -0-
                                     1997             n/a           n/a             n/a            n/a         n/a

Gerald Moller (9)                    1999         200,000      $    -0-(4)       12,487         75,000         -0-
Chief Executive Officer--            1998             n/a           n/a             n/a            n/a         n/a
Health                               1997             n/a           n/a             n/a            n/a         n/a

Margaret L. Webster (10)             1999        $150,000      $ 35,000(4)     $ 39,512         10,000         100
Chief Administrative Officer,        1998             n/a           n/a             n/a            n/a         n/a
General Counsel & Company            1997             n/a           n/a             n/a            n/a         n/a
Secretary

Wolfgang M. Wand (11)                1999        $225,000      $    -0-(4)     $    -0-         75,000         -0-
Former Chief Executive Officer       1998        $300,000      $235,000(5)     $    -0-         37,500         -0-
                                     1997        $254,964      $ 28,746(6)     $ 34,495        140,000         -0-

Renate M. Nellich (12)               1999        $244,329      $    -0-(4)     $ 11,220         20,000         -0-
Former President & CEO               1998        $250,000      $100,000(5)     $ 11,749         10,000         -0-
ES North America                     1997        $ 83,333      $  8,997(6)     $  3,859         25,000         -0-

------------------------

(1) Amounts paid in currencies other than U.S. dollars have been translated into U.S. dollars at the average translation rate for the year.

(2) On December 16, 1999, the Board of Directors awarded 100 Common Shares to each of the 91 full-time, active employees in the Company's Reinsurance Division in recognition of their service to the Company in 1999. These shares are restricted as to sale or transfer until July 1, 2000 but bear no risk of forfeiture.

(3) Mr. Head became an employee of the Company, effective September 1, 1999, upon the resignation of Wolfgang M. Wand. The amount shown under "Other Annual Compensation" includes an accrual for a pension scheme to be established (see "Establishment of Pension Scheme" below) and is calculated as if Mr. Head were receiving an annual base salary of $400,000. Mr. Head was granted options during 1998 and 1999 in accordance with the provisions of the Non-Management Directors' Compensation and Option Plan (see "Compensation of Directors" below). Mr. Head received options for 30,714 shares in 1998 and 75,000 in 1999 under that Plan. He received options for 350,000 shares under the 1997 Stock Option Plan, effective December 15, 1999, in connection with his employment agreement (see "Employment Arrangements" below).

(4) The bonuses for 1999 were not paid to the principal executive officers until the first quarter of 2000.

(5) The bonuses for 1998 were not paid to the principal executive officers until the first quarter of 1999.

(6) The bonuses for 1997 were not paid to the principal executive officers until the first quarter of 1998.

(7) The amount shown under "Other Annual Compensation" includes an accrual for a pension scheme to be established (See "Establishment of Pension Scheme" below)

(8) The amount shown under "Other Annual Compensation" includes $10,189 paid for health insurance premiums and $90,758 as an accrual for a pension scheme to be established (See "Establishment of Pension Scheme" below)

(9) Mr. Moller joined the Company as Chief Executive Officer--Health on July 1, 1999. The salary indicated represents actual payments made for the period July 1 to December 31, 1999 on a base salary of $400,000 per annum. The amount shown under "Other Annual Compensation" includes $487 for Group Accident coverage and $12,000 for a car allowance.

(10) Ms. Webster joined the Company as Chief Administrative Officer, General Counsel and Company Secretary on March 1, 1999. The salary indicated represents actual payments made for the period March 1 to December 31, 1999 on a base salary of $180,000 per annum. The amount shown under "Other Annual Compensation" includes $9,512 paid for health insurance premiums and $30,000 as an accrual for a pension scheme to be established (See "Establishment of Pension Scheme" below)

(11) Mr. Wand resigned from the Company, effective September 30, 1999. The salary indicated represents actual payments made for the period January 1 to September 30, 1999 on a base salary of $300,000 per annum.

(12) Ms. Nellich left the Company on November 5, 1999. The salary indicated represents actual payments made for the period January 1 to November 1, 1999 on a base salary of $250,000 per annum. The amount shown under "Other Annual Compensation" includes $2,020 for Life Insurance premiums and $9,200 for car lease payments.

                        ESTABLISHMENT OF PENSION SCHEME

    On February 25, 2000, the Board of Directors authorized the establishment of a pension scheme for senior executives of the Company as provided under the terms of the employment agreements between the Company and the executives. Once a vehicle for the scheme is established, the Company will make a payment into the scheme, on behalf of each participant, in an amount equal to 20% of the participant's base salary for each year of employment since the time of hire or the Company's initial public offering, whichever is later. While the vehicle has not yet been established, an accrual has been made for the amounts to be paid. Messrs. Head and Debrover and Mesdames Dillard and Webster are participants in this scheme and the accruals for each of them are reflected in the footnotes to the Summary Compensation Table above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE VALUE AT
                                        PERCENT OF                                      ASSUMED ANNUAL RATES OF
                                       TOTAL OPTIONS                                 SHARE PRICE APPRECIATION FOR
                           NUMBER OF    GRANTED TO     EXERCISE PRICE                         OPTION TERM
                            OPTIONS    EMPLOYEES IN      PER COMMON     EXPIRATION   -----------------------------
NAME                        GRANTED     FISCAL YEAR       SHARE(1)         DATE           5%              10%
----                       ---------   -------------   --------------   ----------   -------------   -------------
John C. Head III             70,000(2)      6.77%          $ 16.81        2/25/09     $  790,190      $1,955,244
                              5,000(2)       .48%          $ 16.50         5/7/09     $   51,884      $  131,484
                            350,000(3)     33.87%          $5.4375       12/15/09     $1,482,207      $3,487,450

Steven H. Debrovner          50,000(4)      4.84%          $ 16.81        2/25/09     $  564,422      $1,396,603

Joan H. Dillard              30,000(4)      2.90%          $ 16.81        2/25/09     $  338,653      $  837,962

Gerald Moller                75,000(4)      7.26%          $15.375        7/31/09     $  725,194      $1,837,784

Margaret L. Webster          10,000(4)       .97%          $ 16.81        2/25/09     $  101,409      $  256,991

Wolfgang M. Wand             75,000(4)      7.26%          $ 16.81        9/30/99             (5)             (5)

Renate M. Nellich            20,000(4)      1.94%          $ 16.81        11/5/99             (6)             (6)

------------------------

(1) Under the terms of the Non-Management Directors Compensation and Option Plan, the exercise price for options granted under the Plan is the average of the closing price of the Common Shares on the Nasdaq market over the prior 10 trading day period prior to grant. Under the terms of the 1997 Stock Option Plan, the Board has discretion to set the exercise price. The Board has used a combination of closing price on the date of grant or the average of the closing price of the Common Shares on the Nasdaq market over the prior 10 trading day period prior to grant. The exercise prices shown reflect a combination of these methods.

(2) Options granted to Mr. Head as non-management director and Chairman of the Board and prior to the time he became Chief Executive Officer and an employee of the Company. These options were granted under the Non-Management Directors' Compensation and Option Plan. Options vest immediately upon grant.

(3) Options granted to Mr. Head under the terms of an Employment Agreement effective September 1, 1999, in connection with his assumption of the position of Chief Executive Officer. These options were granted under the 1997 Stock Option Plan and vested immediately upon grant.

(4) Options granted under the 1997 Stock Option Plan and vest 25% on date of grant and 25% on each of the second, third and fourth anniversary dates of the date of grant.

(5) Mr. Wand resigned effective September 30, 1999 and relinquished all rights to options granted to him.

(6) Under the terms of the 1997 Stock Option Plan all vested and unvested options were cancelled effective November 5, 1999.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                            NUMBER OF        VALUE OF UNEXERCISED
                                                                       UNEXERCISED OPTIONS   OPTIONS IN-THE-MONEY
                                                                       AT FISCAL YEAR END     AT FISCAL YEAR END
                                    SHARES ACQUIRED                       EXERCISABLE/           EXERCISABLE/
NAME                                  ON EXERCISE     VALUE REALIZED      UNEXERCISABLE        UNEXERCISABLE(1)
----                                ---------------   --------------   -------------------   --------------------
John C Head III                              --               --              491,428/0           $525,175/$0
Steven H. Debrovner                          --               --          63,125/99,375           $      0/$0
Joan H. Dillard                              --               --          23,125/69,375           $      0/$0
Gerald Moller                                --               --          18,750/56,250           $      0/$0
Margaret L. Webster                          --               --            2,500/7,500           $      0/$0
Wolfgang M. Wand                             --               --                    0/0           $      0/$0
Renate M. Nellich                            --               --                    0/0           $      0/$0

------------------------

(1) Calculated based upon a price of $6.938 per share of the Company's Common Shares at December 31, 1999.

                           COMPENSATION OF DIRECTORS

    Directors who are full-time employees of ESG or its subsidiaries will not be paid any fees or additional compensation for services as members of the Board of Directors or any committee thereof. Directors who are not full-time employees of ESG or its subsidiaries ("Non-Management Directors") are eligible to participate in the ESG Re Limited Non-Management Directors' Compensation and Option Plan (the "Directors Plan"). A total of 1,000,000 Common Shares may be issued under the Directors Plan, which limit will be proportionately adjusted in the event of certain changes in the Company's capitalization, a merger or a similar transaction. For their services, Non-Management Directors receive fees annually which are paid in cash and/or Common Shares. The Non-Management Directors may elect to receive all or a portion of such fees in options or to defer all or a portion of such fees pursuant to the terms of the Directors Plan as described below.

    If a Non-Management Director elects to receive options in lieu of such stock and cash payment, such Director will receive options for Common Shares with a value, as determined by the Board, equal to two times the amount of fees that would otherwise be payable. The Non-Management Directors may alternatively elect to receive deferred compensation ("Deferred Compensation") indexed to the greater of (i) total return on the Common Shares and (ii) the one-year U.S. treasury bill rate. Deferred Compensation will be paid in cash, in accordance with the terms of the Directors Plan. Directors' shares granted under the Directors Plan will be subject to restrictions on transfer for six months after receipt. Options granted under the Directors' Plan are granted at the fair market value per share at the date of grant.

    Under the Directors' Plan, Non-Management Directors will also receive automatic annual awards of options to purchase 5,000 Common Shares (or such other amount as the Board may determine) at an exercise price per share equal to the then market price per share (or, in each case, a lesser amount prorated to the extent the participating director did not serve on the Board of Directors for the entire year preceding the relevant Annual General Meeting of Shareholders), on each successive Annual General Meeting of Shareholders. The Board also has discretionary authority to (i) award additional options to the Chairman of the Board, the Deputy Chairman of the Board, the Committee Chairmen and members of the Board of Directors or the Supervisory Board of any of the subsidiaries of ESG and (ii) grant options to permit a Non-Management Director to reacquire any Common Shares the Non- Management Director delivered as payment of the exercise price or to satisfy any withholding obligation in connection will the exercise of an option. All options are 100% vested and exercisable at the time of grant. Common Shares issued on exercise of options issued pursuant to the Directors Plan may be either authorized but unissued shares or treasury shares. Options granted under the Directors Plan are non-transferable, except in limited circumstances in the Board's discretion as set forth in the Directors Plan.

    For services rendered from May 5, 1998 to May 6, 1999 (the "1998 Fee Period"), Non-Management Directors received fees of $35,000. In addition to the amounts paid to the Non-Management Directors, the Chairman received $55,000 for services rendered during the 1998 Fee Period. For services rendered from May 7, 1999 to May 8, 2000 (the "1999 Fee Period"), each of the Non-Management Directors received fees of $35,000. In addition to the amounts paid to the Non-Management Directors, the Chairman received $55,000 for services rendered during the 1999 Fee Period. For the 1998 Fee Period, each of the Non-Management Directors elected to receive their fees in the form of options and received options exercisable for 10,000 Common shares in lieu of the cash payment. For the 1999 Fee Period, each of the Non-Management Directors elected to receive their fees in the form of options and received options exercisable for 12,000 Common shares in lieu of the cash payment. All Non-Management Directors received automatic annual awards of options exercisable for 5,000 Common shares for each of the 1998 and 1999 Fee Periods.

    The Directors Plan may be amended or terminated by the Board of Directors at any time, in whole or in part. However, any amendment for which shareholder approval is required by law will not be effective until such approval has been attained. Unless earlier terminated, the Directors Plan will expire when all options are issued, and no further options may be granted thereunder.

    In February 1999, the Board of Directors approved an adjustment in the Director's fees payable to John C. Head III. In his role as Chairman of the Board, Mr. Head was asked to assume additional responsibilities related to expansion of the Company's business and identification of opportunities for non-organic growth. In lieu of all other fees payable to Mr. Head as a non-management Director and Chairman, the Board approved a grant of options to purchase 75,000 Common Shares and a cash fee of $120,000. Of that amount, $90,000 was paid to Mr. Head in 1999 and $30,000 in the first quarter of 2000.

    In recognition of the assumption of additional responsibilities as Deputy Chairman of the Board, a Special Committee of the Board (see "The Board and Its Committees" above) awarded an option exercisable for 100,000 Common shares to Edward A. Tilly, a Non-Management Director. This option was granted under the discretionary authority provision of the Directors' Plan. The option exercise price is $6.47, the fair market value as of the date of grant, and is immediately vested and exercisable.

    All Directors are reimbursed for travel and other related expenses incurred in attending meetings of the Board of Directors or committees thereof.

                            EMPLOYMENT ARRANGEMENTS

JOHN C HEAD III: The Company has entered into an employment agreement with Mr. Head to serve as Chief Executive Officer, effective September 1, 1999. Under this agreement, Mr. Head will receive an annual base salary of $1.00. The annual base salary is subject to the review of the Compensation Committee of the Board and can be increased but not decreased, at the Committee's discretion. The initial term of employment commences September 1, 1999 and ends December 31, 2000, unless extended. The term will automatically renew for a one year period if neither party gives notice to the other on or before August 14, 2000. Thereafter, notice of non-renewal must be made by June 1 of each year. If
Mr. Head's employment terminates in connection with a Change of Control, he shall be entitled to receive (i) his then effective base salary through the date of termination; (ii) any bonus amount then payable; (iii) a pro-rata bonus for the year in which the termination takes place; (iv) the then effective base salary for the greater of the term remaining or one year; (v) highest bonus for the greater of the term remaining or one year; (vi) the present lump sum value of any benefits which would have accrued under any qualified and nonqualified retirement plan of the Company in which he participated or could have participated at the time of termination, had he remained employed for the remainder of the term, assuming a base salary of $400,000 per year; (vii) a lump sum cash payment of $5,800,000; and
(viii) continuation of any welfare benefits equal to those being provided at the time of termination until the end of the employment period had the termination not taken place. In addition, should any payment or distribution by the Company to Mr. Head result in the application of excise tax imposed by Section 4999 of the Internal Revenue Code, or any similar tax imposed by state or local law, Mr. Head will be entitled to receive an additional payment in amount such that, after payment of all taxes, is equal to the excise tax imposed on the payments. Under the terms of the agreement, Mr. Head will be provided with a $10,000,000 life insurance policy and a disability policy which will provide an annual benefit of $500,000 in the event of his disability, subject to an annual premium cap of $125,000. The agreement provides that Mr. Head will be granted a stock option for 350,000 Common Shares, vesting immediately upon grant, at an option price of $5.4375 per share, expiring 10 years from date of grant. The Board authorized the grant effective December 15, 1999. The agreement also provides for the granting of a restricted stock award under the Company's 2000 Restricted Stock Plan for 350,000 shares. This grant was made on March 14, 2000. These shares will vest 25% on June 1, 2000, and 25% on each June 1 thereafter if Mr. Head is still an employee of the Company. Vesting will accelerate upon death or Change of Control.

STEVEN H. DEBROVNER: The Company entered into an employment agreement with Mr. Debrovner for a three year term to serve as the Chief Operating Officer, effective as of December 1, 1997. Under the employment agreement, Mr. Debrovner's initial annual base salary was $250,000. The annual base salary was increased to $300,000 in 1998. Mr. Debrovner is entitled to participate in all benefit plans generally available to senior executives of the Company. Effective as of November 1, 1998, Mr. Debrovner's title was amended to "Chief Underwriting and Marketing Officer" and again amended in September 1999 to Chief Executive Officer--Reinsurance, in order to reflect his Global Underwriting and Marketing responsibilities. The employment agreement with Mr. Debrovner automatically renews for one year periods unless either party gives notice one year prior to renewal. In the event of termination by the Company without cause or by Mr. Debrovner for good reason, Mr. Debrovner is entitled to receive his then current base salary for the greater of the remainder of the term or one year. In the event of termination due to non-renewal, death or disability, Mr. Debrovner will be entitled to a lump sum payment equal to the then current base salary for the remainder of the term. If Mr. Debrovner's employment is terminated within one year of a Change of Control, in addition to the payments called for under the agreement applicable to the term of the termination, he shall be entitled to a lump sum payment which, when added to the present value of all other benefits or payments, equals 2.99 times the Base Amount as defined in Section 280G of the Internal Revenue Code.

JOAN H. DILLARD: The Company entered into an employment agreement with Ms. Dillard for a three year term to serve as the Chief Financial Officer, effective as of March 23, 1998. Under the employment agreement, Ms. Dillard's annual base salary is $250,000. Ms. Dillard is entitled to participate in all benefit plans generally available to senior executives of the Company. The employment agreement with Ms. Dillard automatically renews for one year periods unless either party gives notice one year prior to renewal. In the event of termination by the Company without cause or by Ms. Dillard for good reason, Ms. Dillard is entitled to receive her then current base salary for the greater of the remainder of the term or one year. In the event of termination due to non-renewal, death or disability, Ms. Dillard will be entitled to a lump sum payment equal to the then current base salary for the remainder of the term. If Ms. Dillard's employment is terminated within one year of a Change of Control, in addition to the payments called for under the agreement applicable to the term of the termination, she shall be entitled to a lump sum payment which, when added to the present value of all other benefits or payments, equals 2.99 times the Base Amount as defined in Section 280G of the Internal Revenue Code.

MARGARET L. WEBSTER: The Company entered into an employment agreement with Ms. Webster for a three year term to serve as the Chief Administrative Officer, General Counsel and Company Secretary effective as of March 1, 1999. Under the employment agreement, Ms. Webster's annual base salary is $180,000. Ms. Webster is entitled to participate in all benefit plans generally available to senior executives of the Company. The employment agreement with Ms. Webster automatically renews for one year periods unless either party gives notice one year prior to renewal. In the event of termination by the Company without cause or by Ms. Webster for good reason, Ms. Webster is entitled to receive her then current base salary for the greater of the remainder of the term or one year. In the event of termination due to non-renewal, death or disability, Ms. Webster will be entitled to a lump sum payment equal to the then current base salary for the remainder of the term. If Ms. Webster's employment is terminated within one year of a Change of Control, in addition to the payments called for under the agreement applicable to the term of the termination, she shall be entitled to a lump sum payment which, when added to the present value of all other benefits or payments, equals 2.99 times the Base Amount as defined in Section 280G of the Internal Revenue Code.

GERALD MOLLER: The Company does not currently have a written employment agreement with Mr. Moller.

WOLFGANG M. WAND: Mr. Wand resigned from the Company effective September 30,
1999.

RENATE M. NELLICH: Ms. Nellich left the Company effective November 5, 1999.

    These agreements prohibit the executives from using or disclosing confidential information about the Company and its affiliates and their operations and, in the case of Mr. Debrovner and Ms. Dillard, from engaging in any competitive reinsurance or insurance business for a period of one year after the term of employment.

    The Board of Directors has endorsed a management policy to eliminate the use of employment agreements, unless required by local law, in favor of the adoption of broad-based policies that cover the issues typically addressed in employment agreements. As part of the implementation of this program, notices of non-renewal have been given to Steven H. Debrovner and Joan H. Dillard in accordance with the notice provisions in their employment agreements. Similar notices will be given to all other executives in accordance with the notice provisions in their respective agreements.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Company's Compensation Committee are John C Head III, David L. Newkirk and Edward A. Tilly. Neither Mr. Newkirk nor Mr. Tilly is an executive officer or employee of the Company or any of its subsidiaries.

    The Company is party to an Investment Advisory Agreement with Head Asset Management, an affiliate of Head Company. See "Certain Relationships and Related Transactions."

                               PERFORMANCE GRAPH

    The graph set forth below compares the cumulative shareholder return on the Company's Common Shares to such return on the Standard & Poor's Insurance Stock Price Index and the Wilshire 5000 Stock Price Index for the period commencing January 1, 1998, and ending on December 31, 1999 assuming $100 was invested on January 1, 1998 (the "Investment Date"). Each measurement point on the graph below represents the cumulative shareholder return from the Investment Date to the measurement point date, as measured by the last sale price on such date. As depicted in the graph below, as of December 31, 1999, the cumulative total shareholder return on the Company's Common Shares was (73.5)%, and the cumulative total return on the Standard & Poor's Insurance Stock Price Index and the Wilshire 5000 Stock Price Index was 9.1% and 52.5%, respectively.

               COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          ESG RE LIMITED  STANDARD & POORS INSURANCE PRICE INDEX  WILSHIRE 5000 STOCK PRICE INDEX
12/31/97          100.00                                  100.00                           100.00
3/31/98           125.88                                  111.80                           113.26
6/30/98            98.82                                  115.17                           115.47
9/30/98            79.41                                   95.29                           101.58
12/31/98           84.71                                  107.97                           123.43
3/31/99            80.00                                  111.58                           128.09
6/30/99            80.59                                  116.73                           138.09
9/30/99            63.53                                  108.06                           128.95
12/31/99           26.47                                  109.11                           152.51

                                   PROPOSAL 2

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors proposes and recommends that the shareholders ratify the selection of the firm of Deloitte & Touche to serve as independent auditors of the Company until the close of the 2001 Annual General Meeting of Shareholders. Deloitte & Touche has served as the Company's independent auditors from the Company's inception in August 1997 to the present. Unless otherwise directed by the shareholders, proxies will be voted in favor of approval of the selection of Deloitte & Touche to audit the Company's consolidated financial statements for the fiscal year ended December 31, 2000. A representative of Deloitte & Touche will attend the Annual Meeting and will have an opportunity to make a statement, if such representative desires, and to respond to appropriate questions. Shareholders at the Annual Meeting will also be asked to vote to refer the determination of the auditors' remuneration to the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2000 AND THE REFERRAL TO THE BOARD OF DIRECTORS OF THE DETERMINATION OF THE AUDITORS' REMUNERATION.

                                   PROPOSAL 3
                              SHAREHOLDER PROPOSAL

    "Capital Preservation and Performance, L.P. ("CPP"), a holder of 9,000 shares of Class A Common Stock whose address is c/o Capital Preservation Advisors, 9 Quaint Lane, Hamilton Square, New Jersey, 08690 has given notice of its intention to propose the following resolution for consideration at the annual meeting:

    "RESOLVED: That the stockholders of ESG RE Limited ("ESG") hereby request that the Board of Directors immediately initiate discussions with possible purchasers relating to an acquisition of ESG by merger or tender offer." PROPONENT'S SUPPORTING STATEMENT: The proponent, a holder of 9000 shares of the common stock of ESG, believes that in order to maximize and preserve shareholder value ESG should be sold." The proponent believes that the weak financial performance is the result of poor capital allocation and operating management decisions and lack of scale and management breadth. ESG made its initial public offering in December, 1997 at a price of $20 per share and the company stressed the benefits afforded by its top three managers: Wolfgang Wand, Renate Nellich, and Steve Debrovner. Following operating difficulties which are described below, Wolfgang Wand and Renate Nellich left the company in September 1999 and November 1999, respectively.

    "The first underwriting cycle of the North American business was not as profitable as management had projected. Operating problems began being publicly disclosed in August 1998 when projected earnings per share for fiscal 1999 were revised down to $1.85. In November 1998, they were again revised downward to $1.55 per share. Amid further deterioration in the business, by June 1999, the company's anticipated profits for 1999 were down to $1.35. In fact, at the time of this writing in December 1999, it seems assured that the company will operate at a substantial loss for 1999.

    "In the opinion of CPP the company's misallocation of capital is exemplified by its investment in a German healthcare initiative. In September 1999, not less than 60 days after publicly stating that these operations were expected to generate run-rate earnings of $1.10/ per share by the end of 2000, ESG disclosed that the value of the business would be written off and that ESG would seek to immediately cease funding of this business.

    "Third quarter 1999 results provide further evidence that company should be sold. The company's North American business, which accounts for over 80% of written premiums, generated extremely disappointing operating results. In the aftermath of the third quarter earnings announcements, Standard & Poor's lowered its claim paying rating on ESG to BBB from A- citing ESG's apparently poor internal controls, unprofitability, and its failure to adhere to its originally stated business plan. The company's stock price and market valuation have fallen accordingly. With the departure of two of its key managers, reduced ratings and an overhead burden which approaches $30 million per year, CPP believes that it is difficult for the company to operate profitably and that shareholders' interests would be best served by an expedient and value maximizing sale of ESG.

    "While the adoption of this proposal will not legally bind the Board of Directors, the proponent trusts that given the fiduciary responsibilities of the directors, the directors will honor their stockholders request."

           RESPONSE OF THE BOARD OF DIRECTORS TO SHAREHOLDER PROPOSAL

    Capital Preservation and Performance, L.P has submitted the above proposal for consideration at the Annual Meeting. This shareholder has represented to the Company that it has continuously held 700 shares of the Company's Common Stock for a one year period. The proponent calls upon the Directors to carry out their fiduciary responsibilities and honor the request.

    Members of the Board and management have in the past assured and continue to assure the proponent, during telephone conversations and through written correspondence, that the Board has given thorough consideration to whether a sale, through merger or tender offer, is in the best interests of the shareholders at this time. Maximizing shareholder value is a basic tenet which underlies all actions of the Board and was very much a factor in the decisions which the Board made last Fall. The Board believes that adoption of a proposal forcing the immediate initiation of discussions with possible purchasers removes the element of timing as one of the tools to be used by the Board to obtain the best possible price in any merger or acquisition transaction.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on the Company's review of copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company since January 1, 1999, all Directors and executive officers of the Company have timely reported all transactions to the Securities and Exchange Commission with one exception. At the meeting of the Board of Directors held on May 7, 1999, the Board determined that Messrs. Cormac Treacy, Controller, and Michael Nuenke, Treasurer, should be considered "executive officers" for purposes of reporting under Section 16(a). Forms 3 for each officer were filed on May 24, 1999, seven days after the filing deadline of May 17.

                                 MISCELLANEOUS

    The Company will bear all of the costs of the solicitation of proxies for use at the Annual Meeting. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Shares of the Company. The costs of soliciting proxies will be borne by the Company. It is estimated that these costs will be nominal.

    Shareholders who do not expect to attend in person are urged to sign, date and return the enclosed proxy card in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing your proxy card promptly, no matter how large or how small your holdings may be.

    At the date of this Proxy Statement, management has no knowledge of any business, other than that described herein, which will be presented for consideration at the Annual Meeting. In the event any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

    Proposals shareholders wish to include in the Company's proxy statement for the 2001 Annual General Meeting of Shareholders must be sent to and received by the Company no later than December 1, 2000 at 16 Church Street, Hamilton, HM11 Bermuda.

                                          By order of the Board of Directors

                                          Margaret L. Webster

                                          Corporate Secretary

Hamilton, Bermuda
April 3, 2000

/X/      PLEASE MARK VOTES
         AS IN THIS EXAMPLE

         ESG RE LIMITED

Mark box at right if an address change has      / /
been noted on the reverse side of this card.

RECORD DATE SHARES:



Please be sure to sign and date this Proxy.

1. Election of Directors  For All Nominees / / Withhold / / For One Nominee / /

   Class 1 Directors

                Gerald Moller

   Class 2 Directors

                Edward A. Tilly
                David Charles Winn

   Class 3 Directors

                Steven H. Debrovner
                Isao Kuzuhara
                David L. Newkirk

NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "For One Nominee" and strike a line through the name of the other nominee for whom you do not wish to vote "FOR". Your shares will be voted for the remaining nominee.

2. Ratification of the appointment of Deloitte & Touche as independent auditors for the Company for the fiscal year ended 2000 and referral of the determination of auditors' remuneration to the Board of Directors.

     FOR           AGAINST             ABSTAIN

    / /             / /                 / /

3. Adoption of the Shareholder Proposal recommending the initiation of discussions with possible purchasers relating to an acquisition of the Company.

     FOR           AGAINST             ABSTAIN

     / /            / /                 / /

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or at any adjournment(s) thereof.

Date

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

                  ESG RE LIMITED

---------------------------     --------------------------
Shareholder sign here           Co-owner to sign here

ESG RE LIMITED

IMPORTANT: PLEASE ACT PROMPTLY. VOTE, DATE, SIGN AND MAIL YOUR PROXY CARD TODAY.

Dear Shareholder,

         Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

         No matter how many shares you own, your vote is important. Voting can also help your Company save money. To hold a meeting, a quorum must be represented. Voting can save your Company the expense of another solicitation for proxies required to achieve a quorum.

         Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

         Your vote must be received prior to the Annual General Meeting of Shareholders, May 8, 2000.

         Thank you in advance for your prompt consideration of these matters.

                                                 Sincerely,

                                                 ESG Re Limited

                                 ESG RE LIMITED

              Annual General Meeting of Shareholders - May 8, 2000
               Proxy Solicited on Behalf of the Board of Directors

The undersigned shareholder of ESG Re Limited (the "Company") hereby appoints John C Head III and Edward A. Tilley, and each of them, proxies of the undersigned, with full power of substitution to each, to vote as indicated herein, all of the shares of the Company standing in the name of the undersigned at the close of business on Wednesday, March 15, 2000, at the 2000 Annual Meeting of Shareholders of ESG Re Limited to be held at Waterloo House, 100 Pitts Bay Road, Pembroke, HM08 Bermuda, Monday, May 8, 1999, at 9:00 a.m., and at any adjournment or adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals as more fully described in the Proxy Statement for the meeting.

THIS PROXY IS SOLICITED BY, OR ON BEHALF OF, THE COMPANY'S BOARD OF DIRECTORS AND WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND WILL NOT BE VOTED ON PROPOSAL 3 UNLESS OTHERWISE INDICATED.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint Owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?

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